Location/Identification

MINFILE Number: 092K 048
National Mineral Inventory Number: 092K12 Au1

Name(s): **LOUGHBOROUGH GOLD**

GOLDEN GATE, LOUGHBOROUGH INLET, GORDON, MCLEOD, LOUGHBOROUGH, SEA VIEW, GOLD DROP, MOUNTAIN TOP, LEORA, STUART, BILL WILLIS, CAROLINA, STARR, BLISS

Status: Past Producer
Mining Division: Vancouver
Mining Method: Underground
Electoral District: Powell River-Sunshine Coast
Regions: British Columbia
Forest District: Campbell River Forest District
BCGS Map: 092K053
NTS Map: 092K12E
UTM Zone: 10 (NAD 83)
Latitude: 50 31 42 N
Northing: 5600413
Longitude: 125 31 19 W
Easting: 321259
Elevation: 166 metres
Location Accuracy: Within 500M
Comments: Location of adit on map in Assessment Report 14908.

Mineral Occurrence

Commodities: Gold, Silver, Copper, Zinc

Minerals
Significant: Pyrite, Chalcopyrite, Sphalerite
Alteration: Quartz, Epidote, Chlorite, Apatite, Pyrite
Mineralization Age: Unknown

Deposit
Character: Disseminated, Vein
Classification: Hydrothermal, Epigenetic
Type: I05: Polymetallic veins Ag-Pb-Zn+/-Au
Strike/Dip: 045/80

Host Rock

Dominant Host Rock: Plutonic

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Jurassic-Cretaceous	-----	-----	Coast Plutonic Complex

Isotopic Age	Dating Method	Material Dated
----	----	----

Lithology: Hornblende Diorite, Felsic Dike

Geological Setting

Tectonic Belt: Coast Crystalline
Physiographic Area: Fiord Ranges (Southern)
Terrane: Plutonic Rocks

Inventory

Ore Zone: LOUGHBOROUGH VEIN
Year: 1936
Category: Assay/analysis
Report On: N
NI 43-101: N

Sample Type: Chip

Commodity	Grade
Silver	137.1200 grams per tonne
Gold	26.7384 grams per tonne

Comments: Sample over 91 centimetres.

Reference: Minister of Mines Annual Report 1936, page F19.

Summary Production

		Metric		Imperial	
	Mined:	122	tonnes	134	tons
	Milled:	0	tonnes	0	tons
Recovery	Silver	14,214	grams	457	ounces
	Gold	3,546	grams	114	ounces
	Copper	84	kilograms	185	pounds

Capsule Geology

The Loughborough Gold mine is located on the eastern shore of Loroughborough Inlet, 10 kilometres north of the inlet's entrance, south of Grey Creek, northeast of the community of Roy, at an elevation of 174 metres.

The area is underlain by diorites of the Jurassic to Cretaceous Coast Plutonic Complex. Around the old mine site the diorite is described as a weakly to well-foliated, coarse-grained, equigranular hornblende diorite. Air photographs of the area reveal the presence of multiple, very prominent northeast and northwest trending lineaments. Complexly associated with the diorite are dykes and intrusive bodies of highly altered felsic rock. Alteration minerals in the area are quartz, epidote, chlorite, apatite and pyrite.

Mineralization occurs in quartz veins which follow fractures or narrow shear zones. Disseminated grains and crystalline aggregates of pyrite are found irregularly distributed through the gangue of quartz and altered, sheared and frequently silicified rock. Small amounts of chalcopyrite and sphalerite have also been noted within the veins.

Of the six or more veins reported to occur in the area, only the Loughborough vein system has been extensively explored. The vein is located in a northeast striking, steeply south dipping shear. The best mineralized section of veins, at the mine, appear to be flanked in part by either altered andesitic rock and/or creamy white to pink aplite, possibly the felsic dykes noted in the area. The vein in the upper tunnel is exposed for a distance of approximately 15 metres and has a maximum width of 0.61 metres. The best assay sample was obtained in 1936 from near the entrance to the now collapsed upper tunnel. The sample assayed 26.74 grams per tonne gold and 137.12 grams per tonne silver over 91 centimetres (Minister of Mines Annual Report 1936, page F19).

The Golden Gate group of claims was staked by W. Wills in 1933. Loughborough Gold Mines, Limited, a private company, acquired the 12 located claims in 1935; a public company of the same name was incorporated in September 1936 to continue the development work. Small scale operations were carried on until 1940. Development work totals some 260 metres of tunnels, crosscuts, and winzes in two adits. A 24-metre shaft connects the two adit levels and extends 12 metres below the lower level.

Similar showings occur on other claims in the vicinity. On the Stuart claim, about 915 metres to the north, the workings include a shallow inclined shaft and two short adits. On the Leora claim, located on the shore about 460 metres west of the Stuart, a 3-metre adit has been driven.

Triako Mining Limited acquired the 14 claim property in 1966.

Bibliography

EMPR AR 1935-A29,F57,G45; *1936-F17-F20; 1939-41; 1961-90
EMPR ASS RPT *350, 4492, *14908
EMPR BC METAL MM00194
EMPR BULL *20, Part IV, pp. 12-14; 30, p. 46
EMPR EXPL 1986-C274
EMPR GEM 1973-254
EMPR INDEX 3-198
EMPR PF (Starr, C.C. (1936): Report on the Loughborough Mine, 8 p.; Starr, C.C. (1939): Report of Examination of Loughborough Mine, 8 p.; Claim Map (sketch by Starr); Detail of Workings (sketch by Starr); Surface Loughborough Claim (sketch by Starr); Section Through Tunnels (sketch by Starr); Plan of Tunnels (sketch by Starr))
EMR MP CORPFILE (Loughborough Gold Mines Ltd.)

GSC MAP 165A; 196A; 1386A
GSC MEM 23, 146 pp.
GSC OF 480
V STOCKWATCH Jun.3, 1987

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	1999/08/20	**Revised By:**	Janet M. Riddell(JMR)	**Field Check:**	N